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                                                               Exhibit 99(n)(5)
                                    CONSENT


     The undersigned hereby consents to being named in the Registration Statement (the "Registration Statement") on Form N-2 of MGi2, Inc. ("MGi2") as a director to be appointed after consummation of the initial public offering of MGi2.

     IN WITNESS WHEREOF, the undersigned has executed this Consent effective as of the 13th day of March, 2000.



                                       /s/ Robert M. Chiste
                                       ------------------------
                                           Robert M. Chiste